UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2008

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

180 Mt. Airy Road, Suite 102
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2008, pursuant to authorization of the Board of Directors of VioQuest Pharmaceuticals, Inc. (the “Company”), the Company awarded stock options pursuant to its 2003 Stock Option Plan to Brian Lenz, the Company’s Chief Financial Officer, and Edward C. Bradley, the Company’s Chief Scientific and Medical Officer. Mr. Lenz was awarded an option to purchase 800,000 shares of common stock, and Dr. Bradley received an option to purchase 400,000 shares. Each option has a term of 10 years and is exercisable at a price of $0.12 per share. The options vest in three equal annual installments commencing February 28, 2009 and are exercisable for so long as Mr. Lenz and Dr. Bradley remain employed by the Company; provided, however, that the vesting of the options will accelerate and the options will be deemed immediately vested upon the occurrence of a “change of control” transaction, as defined in the agreements evidencing the options. Copies of the stock options agreements evidencing the option grants are filed with this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

ExhibitNo.	Description
10.1	Form of Stock Option Agreement dated February 29, 2008 between VioQuest Pharmaceuticals, Inc. and Brian Lenz.

10.2	Form of Stock Option Agreement dated February 29, 2008 between VioQuest Pharmaceuticals, Inc. and Edward C. Bradley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: March 5, 2008	By:	/s/ Brian Lenz
Brian Lenz
Title: Chief Financial Officer

EXHIBIT INDEX

ExhibitNo.	Description
10.1	Form of Stock Option Agreement dated February 29, 2008 between VioQuest Pharmaceuticals, Inc. and Brian Lenz.

10.2	Form of Stock Option Agreement dated February 29, 2008 between VioQuest Pharmaceuticals, Inc. and Edward C. Bradley.